Exhibit 99.1

Lam Research Appoints Semiconductor Engineering Leader Dr. Ho Kyu Kang
to Board of Directors
FREMONT, Calif., February 9, 2023 – Lam Research Corporation (NASDAQ: LRCX) today announced that Dr. Ho Kyu Kang has joined its board of directors, effective February 7, 2023. Dr. Kang brings to Lam four decades of experience in leading-edge semiconductor engineering and development.

Dr. Kang is currently the Chair Professor of the Department of Systems Semiconductor Engineering at Yonsei University in Seoul, South Korea. Previously, he was an executive vice president of Samsung Electronics Co., Ltd. and served as Head of Research at the Samsung Semiconductor R&D Center from 2017 to 2020. During his distinguished 35-year career at Samsung, Dr. Kang held a range of leadership positions and drove the development of multiple generations of logic and 2D and 3D memories. He was also responsible for system large-scale integration (LSI) process architecture and key advancements in CMOS image sensor processes. In addition, he oversaw research into future semiconductor technologies and convergence for Samsung, including the exploration of next-generation materials and semiconductor tools.

“We are proud to welcome Dr. Ho Kyu Kang to our board,” said Abhijit Talwalkar, chairman of the board at Lam Research. “As one of the world’s foremost experts in the development of advanced chip technologies and processes, Dr. Kang brings a wealth of experience and expertise in logic, flash and DRAM engineering, and will provide valuable insight as we continue to help our customers realize their next-generation product roadmaps in the 3D era.”

About Lam Research
Lam Research Corporation (NASDAQ: LRCX) is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam’s equipment and services allow customers to build smaller and better performing devices. In fact, today, nearly every advanced chip is built with Lam technology. We combine superior systems engineering, technology leadership, and a strong values-based culture, with an unwavering commitment to our customers. Lam Research is a FORTUNE 500® company headquartered in Fremont, California, with operations around the globe. Learn more at www.lamresearch.com.

Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: insights and benefits we expect to receive as a result of this appointment; and our ability to help our customers realize their next-generation product roadmaps. Some factors that may affect these forward-looking statements include: trade regulations, export controls, trade disputes, and other geopolitical tensions may inhibit our ability to sell our products; business, political and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; the actions of our customers and competitors may be inconsistent with our expectations; supply chain cost increases and other inflationary pressures have impacted and are expected to continue to impact our profitability; supply chain disruptions have limited and are expected to continue to limit our ability to meet demand for our products; the severity, magnitude and duration of the COVID–19 pandemic (and the related governmental, public health, business and community responses to it), and their impacts on our business, results of operations and financial condition, are evolving and are highly uncertain and unpredictable; and widespread outbreaks of illness may impact our operations and revenue in affected areas; as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10–K for the fiscal year ended June 26, 2022 and our quarterly report on Form 10-Q for the fiscal quarter ended December 25, 2022. These uncertainties and changes could materially affect the forward-looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.

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Company Contacts

Laura Bakken
Public Relations
(510) 972-5029
publicrelations@lamresearch.com

Ram Ganesh
Investor Relations
(510) 572-1615
investor.relations@lamresearch.com